UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2022

MOSAIC IMMUNOENGINEERING, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22182	84-1070278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1537 South Novato Blvd, #5

Novato, California 94947

(Address of principal executive offices, and zip code)

Registrant’s telephone number, including area code: (657) 208-0890

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 4, 2022 (“Effective Date”), Mosaic ImmunoEngineering, Inc., a Delaware corporation (the “Company”), entered into a License Agreement (the “Agreement”) with Case Western Reserve University (“CWRU”) pursuant to its rights granted under the Material Transfer, Evaluation, and Exclusive Option Agreement (“License Option Agreement”) with CWRU dated July 1, 2020. Under the Agreement, CWRU licensed to the Company the exclusive worldwide rights to develop and commercialize oncology treatments based on cowpea mosaic virus (CPMV), the core technology behind the Company’s lead immunotherapy candidate, MIE-101, and other applications under the platform technology for both human and veterinary uses.

Pursuant to the terms of the Agreement, the Company agreed to pay CWRU for each licensed product used in human applications (i) development milestones of up to $1.8 million in aggregate dependent upon the progress of clinical trials, regulatory approvals, and initiation of product launch, (ii) tiered royalty on net sales beginning in the mid-single digits, (iii) annual minimum royalty of $10,000 beginning on the second anniversary date of the Agreement with the minimum amount rising based on net sales of a licensed product, and (iv) a declining percentage of all non-royalty sublicensing income based on the escalating stage of development upon a sublicensing event, if applicable. In addition, the Company agreed to pay CWRU for each licensed product used in veterinarian applications (i) a tiered royalty on net sales beginning in the low single digits and (ii) a declining percentage of all non-royalty sublicensing income based on the escalating stage of development upon a sublicensing event, if applicable.

In addition, the Company agreed to reimburse CWRU for all intellectual property fees incurred since inception of the portfolio through the date of the License Option Agreement in the amount of approximately $278,000, payable in four (4) equal quarterly installments beginning upon the sooner of (i) August 31, 2022 or (ii) upon the Company closing a financing in the amount of $5 million or more.

The Agreement will remain in effect until the later of (i) twenty (20) years from the Effective Date, (ii) on the expiration date of the last-to-expire patent under the Agreement or (iii) at the expiry of all Market Exclusivity Periods for a licensed product, as defined in the Agreement.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s future periodic report on Form 10-Q for the quarter ending June 30, 2022.

Item 7.01	Regulation FD.

On May 5, 2022, the Company issued a press release announcing the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Furthermore, Exhibit 99.1 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release issued by Mosaic ImmunoEngineering, Inc. on May 5, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mosaic ImmunoEngineering, Inc.

Date: May 5, 2022	By: /s/ Steven King
Steven King
President and Chief Executive Officer, Director

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